UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2020

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

(Address of Principal Executive Offices, and Zip Code)

(610) 727-3913

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

On June 9, 2020, Annovis Bio Inc. (the “Company”) issued a press release announcing that CEO Maria Maccecchini, Ph.D. and CFO Jeff McGroarty, MBA, CPA, will give a virtual corporate presentation at the June 2020 Virtual Summer Investor Summit taking place online from June 9 to 12, 2020. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Dr. Maccecchini and Mr. McGroarty will give a presentation via webcast on Wednesday, June 10, 2020 at 10:55 a.m. ET, followed by a live Q&A session. A copy of the written presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K. A copy of the presentation will also be available on the Company’s website at www.annovisbio.com under “Investors & Media.” Investors can register for and access the live webcast at: https://www.webcaster4.com/Webcast/Page/2038/35035.

The information in this Item 7.01, Item 9.01, Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release, dated June 9, 2020.

99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: June 9, 2020	By:	/s/ Jeffrey McGroarty
Name: Jeffrey McGroarty
Title: Chief Financial Officer